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                              EMPLOYMENT AGREEMENT








         This agreement is made as of the 9th day of October, 1996 by. and between Hudson Technologies, Inc. (the "Company"), 25 Torn Valley Road, Hillburn, New York 10931, and Walter A. Phillips ("Employee"), 457 Hampshire Court, Grayslake, Illinois 60030.


         WHEREAS, the Employee acknowledges that his talents, knowledge and services to the Company are of a special, unique, and extraordinary character and are of particular and peculiar benefit and importance to the Company; and

         WHEREAS, the Company desires to obtain assurances that the Employee will devote his best efforts to his employment with the Company and that he will not solicit other employees of the Company to terminate their relationships with the Company; and

         WHEREAS, the continued availability of Employee's services is regarded by the Company as vitally important to its continued corporate growth and success, and Employee desires to formalize his employment with employer and to maximize the security of his position.

         NOW, THEREFORE, in consideration of the employment by the Company of the Employee and mutual covenants and conditions contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

         1. EMPLOYMENT: The Company agrees to employ Employee in an executive capacity, and Employee accepts employment upon the terms and conditions set forth herein.


         2. TERM: Subject to the provisions for termination as provided herein, the term of employment with the Company shall begin on November 1, 1996 and shall terminate on October 31, 1999. This agreement shall be automatically renewed for successive one (1) year terms unless either party gives notice of its intention not to renew no less than ninety (90) days prior to the expiration of the existing term.


         3 COMPENSATION: As compensation for the services to be rendered by Employee, the Company agrees to provide employee with a base salary at the annual rate of One Hundred Fifty Thousand and 00/100 ($150,000.00) dollars. The Board of Directors shall meet at least annually for the purpose of determining employee's annual base salary based upon the apparent value of his services. In addition to the annual base salary, Employee shall be provided a monthly allowance in an amount up to $400.00 per month, to be applied towards the cost of a vehicle for the personal use of the Employee. The payment of the above amounts


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shall constitute full satisfaction and discharge of the obligations of the
Company under this agreement but are without prejudice to Employee's rights under any employee benefit plan heretofore or hereafter provided by the Company.

         4. DUTIES: Employee shall serve as Vice President of Sales and Marketing of the Company, and shall assume such other duties as the Board of Directors may assign. The services to be performed by the Employee may be extended or curtailed from time to time at the direction of the board of directors.

         Employee agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms of this agreement, to the reasonable satisfaction of the Company. Such duties shall be rendered at the Company's headquarters currently located at Hillburn, New York and at such other place or places within or without the State of New York as the Company shall in good faith require or as the interest, needs, business, or opportunities of the Company shall require.

         Employee shall devote full, normal and regular business time, attention, knowledge and skill to the business and interest of the Company, and the Company shall be entitled to all of the benefits, profits or other issue arising from or incident to all work, services and advice of Employee performed for the Company. Employee shall have the right to make investments in businesses which in engage in activities other than those engaged in by the Company or its subsidiaries.


         5. EXPENSES: Employee is authorized to incur reasonable expenses on behalf of the Company in performing his duties, including expenses for general administration of the Company's office, travel, transportation, entertainment, gifts and similar items, which expenses shall be paid, or reimbursed to Employee, by the Company, provided that the Employee furnishes to the Company appropriated supporting documentation of such expenses.


         6. VACATIONS: Employee shall be entitled each year to a vacation of fifteen (15) weekdays, no two of which need be consecutive, during which time compensation shall be paid in full. The Company shall not be required to compensate Employee for Vacation days not taken by the Employee in any given year, and the Employee cannot accrued and accumulate unused vacation days in subsequent years.


         7. SIGNING BONUS: In accordance with the provisions of Hudson's Stock Option Plan, the Employee shall receive, as a bonus for entering into this agreement, and in consideration of the Employee's continued employment thereunder, Incentive Stock Options permitting the Employee to purchase a total of Twenty Five Thousand (25,000) of the Company's common stock at a purchase price determined as the "bid" price on the close of the NASDAQ market on the October 9, 1996.


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         8. BONUSES: A. At the end of the Employee's first year of employment with the Company and in accordance with the provisions of Hudson's Stock Option Plan, the Employee shall receive, as a bonus for entering into this agreement, and in consideration of the Employee's continued employment thereunder, Incentive Stock Options permitting the Employee to purchase a total of Ten Thousand (10,000) shares of the Company's common stock at a purchase price determined as the "bid" price on the close of the NASDAQ market on the date of issuance of the stock options. In addition, upon completion of the Employee's second year of employment, the Employee shall receive Incentive Stock Options permitting the Employee to purchase an additional Ten Thousand (10,000) shares of the Company's common stock at a purchase price determined as the "bid" price on the close of the NASDAQ market on the date of issuance of the stock options.

         B. At the end of each calendar, commencing with the 1997, the Employee will receive, in addition to his base salary, an annual bonus tied to the profitability of the Company, up to a maximum of $25,000, based upon a formula to be agreed upon between the Employee and the Company during the first sixty
(60) days of the Employee's employment. Such bonus shall be paid within thirty
(30) days of Company's filing of its audited annual report (SEC Form l0KSB) for the applicable calendar year.


         9. MOVING and RELOCATION EXPENSES: A. In consideration of this agreement, the Company agrees to pay to or for the benefit of the Employee the following moving/relocation expenses related to the relocation of the Employee and his family to the New York area:

         (1)      Real Estate commission, Illinois revenue stamps, survey and title charges, if any, on sale of existing home;
         (2)      Survey and inspection costs, bank charges and fees, and
                  mortgage taxes on purchase of new home;
         (3) Temporary living arrangements until permanent home for you and your family is established;
         (4) Actual costs for transportation for wife traveling to New York for house hunting and for closing;
         (5)      Actual moving company costs based upon three estimates;
         (6) Actual transportation for home visits prior to actual relocation, to be coordinated with trips to various company facilities;
         (7)      $10,000 "curtain allowance" to be paid by the closing date for new home;
         (8) Additional income tax liability incurred as a result of company paid relocation expenses.
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         B. In addition to the foregoing, to defray the increased living expenses to be incurred by the Employee in relocating to the New York area, the Company will supplement the Employee's salary for the term and in the manner set forth below:

         (1) For the first year after the purchase of a new home, the company will pay the amount necessary to reduce the interest rate on your mortgage by 3% per year;
         (2) For the second year after the purchase of a new home, the company will pay the amount necessary to reduce the interest rate on your mortgage by 2% per year; and
         (3) For the third year after the purchase of a new home, the company will pay the amount necessary to reduce the interest rate on your mortgage by 1% per year.


         10. EMPLOYEE BENEFITS: The Employee shall be entitled to participate in any qualified Stock Option Plan, Pension Plan, 401(k), qualified Profit Sharing Plan, Group Term Life Insurance Plan, Employee Health Plan, and any other employee benefit plan currently in place or that may be established by the Company, such participation being in accordance with the terms of any such plans, and such participation shall be available only upon the Company having or establishing such plans.


           11. TERMINATION: The Company may at any time terminate the employment of the Employee for cause upon five (5) days prior written notice to Employee. Cause shall exist if the act(s) or conduct of the Employee make it unreasonable to require the Company to continue to retain Employee in its employment, such as, but not limited to, improper disclosure of any information concerning any matter affecting or relating to the Company or the business of the Company, dishonesty, activities harmful to the reputation of the Company, refusal to perform or neglect of the substantive duties assigned to Employee, or breach of any of the provisions of this agreement. If Employee is terminated for cause, he shall be entitled to no severance pay and shall be entitled to no bonus payment that might otherwise be owed to him even if he worked for the entire year. In the event of termination under this section, the Company shall pay Employee all amounts which are then accrued but unpaid within thirty (30) days after the date of notice. Employer shall have no further or additional liability to Employee.



         12. CHANGE IN OWNERSHIP OR CONTROL OF COMPANY: A. Upon a change in the ownership or effective control of the Company, the Employee shall be paid, as additional compensation, an amount equal to 295% of the Employee's annual base salary at the time of any such change in ownership or effective control of the Company. Such amount shall be paid within thirty (30) days of the happening of such change in ownership or effective control of the Company.

         B. The Employee shall have the right, at any time following a change in the ownership or effective control of the Company, to terminate his employment with the Company upon thirty (30) days written notice to the Company.


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         C. For purposes of this paragraph. a "change in the ownership or effective control of the Company" shall mean the happening of any of the following events:

         (1). Any person (as that term is defined in Section 13(d) of the Securities and Exchange Act of 1934 as amended) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Company's then outstanding voting securities, or such lesser amount as is sufficient to obtain a controlling interest in the Company;

         (2). In any one year period, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a least a majority thereof at or prior to the conclusion of such one year period;

         (3). The sale, transfer and/or assignment of a substantial portion of the assets of the Company.


         13. DISABILITY: If Employee is unable to perform his services by reason of illness or incapacity for a period of more than eight (8) consecutive weeks, the compensation otherwise payable during the continued period of illness or incapacity shall be reduced by twenty-five (25%) percent. Employee's full compensation shall be reinstated upon his return to employment and the discharge of his full duties. Notwithstanding the foregoing, \the Company may terminate the employment of the Employee at any time after Employee has been absent from employment, for whatever cause, for a continuous period of more than 120 calendar days and all obligations of the Company shall cease upon that termination.


         14. CONFIDENTIALITY: The Employee will not at any time during or after his employment with the Company, directly or indirectly, divulge, disclose, disseminate, sell, exchange or communicate to any person, firm, or corporation in any manner whatsoever, other than in the normal course of performing his duties for the Company, any information concerning any matter affecting or relating to the Company of the business of the Company. The Employee specifically agrees and recognizes that all information, whether written or otherwise, regarding the Company's business, including but not limited to, information regarding customers, customer lists, employees, employee salaries, costs, prices, services, formulae, compositions, machines, equipment, apparatus, systems, processes, manufacturing procedures, operating procedures, operations, potential acquisitions, new location plans, prospective and executed contracts, prospective projects and other business arrangements, and sources of supply, is presumed to be important, material and confidential information of the Company for purposes of this agreement, except to the extent that such information may be otherwise lawfully and readily available to the general public. Employee agrees that all of this information is a trade secret owned exclusively by the Company which shall at all times be kept confidential. Employee will at no time, either during his employment with the Company or at any time, employ or make use of, for his own profit or the profit of any person, firm or


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corporation other than the Company, any of the trade secrets acquired by him during his employment with the Company.

         The Employee agrees that any business opportunity, any patentable device, apparatus, method, process or manner of manufacturing, and any other invention, equipment, machinery, process or device, that Employee discovers, develops, invents or becomes aware of during the period of his employment with the Company, shall be the sole and exclusive property of the Company, and shall be used solely and exclusively for the benefit of the Company. The Employee agrees to promptly turn over, or to make full and prompt disclosure of, all such information, devices, inventions, processes, and methods to the Company. The Employee will not disclose to any person or persons other than the proper officer of the Company any such information, device, process, invention or method discovered while in the employ of the Company. The above provision shall be applicable even though the discovery is made by Employee outside working hours fixed by the Company and/or outside the place of employment furnished by the Company.


         15. NON-COMPETITIION/NON-SOLICITATION: For a period of two (2) years after termination of his employment with the Company, the Employee agrees that he shall not directly or indirectly, without the prior written consent of the Company, and whether as an individual, proprietor, stockholder, partner, officer, director, employee or otherwise, or in any other capacity whatsoever:

         A. Engage in any business which is competitive with that of the Company;

         B. Solicit or entice any officer, director, employee or other individual to leave his or her employment with the Company, or to compete in any way with the business of the Company, or to violate the terms of any employment, non-competition, confidentiality or similar agreement with the Company.


         16. REMEDIES: Without limiting the rights of the Company to pursue any and all other legal and equitable remedies that might be available to it as a result of any violation by the Employee of the covenants in this agreement, it is agreed that:


         A. The services to be rendered by Employee under this agreement are of a special, unique, unusual and extraordinary character which give them a peculiar value, and the loss of those services cannot be reasonably and adequately compensated in damages in an action at law; and


         B. Remedies other than injunctive relief cannot fully compensate the Company for violation of paragraphs "15" and "16" of this Agreement.

         Accordingly, The Company shall be entitled to injunctive relief to prevent violations of such paragraphs or continuing violations of it. All of Employee's covenants in and obligations under paragraphs "15" and "16" of this agreement shall continue in effect notwithstanding


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any termination of Employee's employment, whether by the Company or by the
Employee, upon expiration or otherwise, and whether or not pursuant to the terms of this agreement.


         17. NOTICE: All notices required or permitted to be given under this agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, to the Employee at his residence, or at such other address designated by the Employee, and to the Company at its principal office currently located at 25 Torne Valley Road, Hillburn, New York 10931.

         18. SUCCESSORS AND ASSIGNS: This agreement shall be binding upon and shall inure to the benefit of the parties, their successors, assigns and all other successors in interest.

         19. CHOICE OF LAW: This agreement shall be governed by and construed in accordance with the laws of the State of New York.

         20. ENTIRE AGREEMENT: This agreement contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

         21. WAIVER: The waiver of any breach of any provision of this agreement by either party shall not operate or be construed as a subsequent waiver by either party of any term or condition of this agreement.

         22. HEADINGS: The headings in this agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this agreement.

         23. SEVERABILITY: The parties intend and agree that each covenant and condition contained in this agreement shall be a separate and distinct covenant. If any provision of this agreement is found to be invalid, illegal, or unenforceable, the remaining provisions shall not be affected.

         IN WITNESS THEREOF, the parties have executed this agreement as of the date written above

                                       Hudson Technologies, Inc.

                                       By: /s/      XXXXXXXXXXX
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                                                    XXXXXXXXXXX

                                       By: /s/ Walter A. Phillips
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                                               Walter A. Phillips